UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2009

THOMAS & BETTS CORPORATION
(Exact name of registrant as specified in charter)

Tennessee	1-4682	22-1326940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8155 T&B Boulevard Memphis, Tennessee 38125
(Address of principal executive offices)

Registrant’s telephone number, including area code: (901) 252-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 16, 2009, Thomas & Betts Corporation (the “Company”) entered into an Underwriting Agreement among the Company, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as joint book-running managers and representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $250 million aggregate principal amount of its 5.625% notes due November 15, 2021 (the “Notes”). The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a registration statement on Form S-3 (File No. 333-155908) previously filed with the Securities and Exchange Commission under the Act.

The net proceeds received by the Company, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $245 million. The Company intends to use the net proceeds from the offering (i) to repay in full $125 million aggregate principal amount of its outstanding 7.25% Notes due 2013 and (ii) to repay approximately $95 million of its outstanding indebtedness under the senior credit facility.  The remaining portion of the proceeds will be used for other general corporate purposes.  The Notes are the unsecured obligations of the Company and rank equally with all of its other unsecured and unsubordinated debt.

Closing of the Notes is expected to occur on November 23, 2009.

The Notes will be issued pursuant to an Indenture, dated as of August 1, 1998, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as amended by the Supplemental Indenture No. 3, to be dated as of November 23, 2009, between the Company and the Trustee (as so amended, the “Indenture”). The Notes will bear interest at a rate of 5.625% per year.  Interest on the notes is payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2010.  The Notes will mature on November 15, 2021.

The Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company. They have received customary fees and commissions for these transactions. In particular, affiliates of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are lenders under the Company’s senior credit facility.

The forgoing description of the issuance, sale and terms of the Notes does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement and the Supplemental Indenture No. 3 to be entered into in connection therewith. The Underwriting Agreement and the Form of Supplemental Indenture No. 3 are attached hereto as Exhibits 1.1 and 4.1 and the Indenture is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)       Exhibits

The following are furnished as exhibits to this report:

1.1
Underwriting Agreement, dated as of November 16, 2009, among Thomas & Betts Corporation, Bank of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC as joint book-running managers.

4.1	Form of Supplemental Indenture No. 3 between Thomas & Betts Corporation and The Bank of New York Mellon Trust Company, N.A.
4.2	Form of 5.625% Senior Notes due 2021 (included in Exhibit 4.1).
5.1	Opinion of Davis Polk & Wardwell LLP.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS & BETTS CORPORATION

Date:	November 20, 2009	By:	/s/ W. David Smith, Jr.
			Name:	W. David Smith, Jr.
			Title:	Assistant General Counsel and Assistant Secretary